                                                                     Exhibit 7.3

     THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON JUNE 6, 1996, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INVESTMENT AGREEMENT, DATED AS OF JUNE 6, 1996, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN, INTER ALIA, THE ISSUER (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

                               MARKET FACTS, INC.

                            CONVERTIBLE SUBORDINATED
                                PROMISSORY NOTE
                                ---------------


JUNE 6, 1996                                                       $8,250,000.00


          Market Facts, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of MFI Investors L.P. the principal amount of $8,250,000.00, or such lesser principal amount as may be outstanding under this Note from time to time, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note (this "Note").

          This Note was issued pursuant to the Investment Agreement, dated as of June 6, 1996 (as the same may be amended and modified from time to time, the "Purchase Agreement"), between the Company and the original holder hereof, and this Note is the "Convertible Note" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note. Except as defined in paragraph 8 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

          1. Payment of Interest. Except as otherwise expressly provided in paragraph 5(b) hereof, interest shall accrue at the rate of seven percent (7%) per annum (computed on the basis of a 365-day year and the actual number of days elapsed in any year) on the principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest on the last day of each March, June, September and December, beginning June 30, 1996 (each, a "Quarterly Payment Date"), except that, on the date of any Conversion (as defined below), the Company shall pay to the holder of this Note interest accrued through such date on the principal amount then being Converted as provided in paragraph 6(c)(iii)(B) hereof. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made or the date on which the final Conversion hereunder is made. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note.

          2.  Payment of Principal on Note.

          (a) Scheduled Payment. The Company shall pay the principal amount of $8,250,000 (or such lesser principal amount as may be outstanding at such time) to the holder of this Note on the tenth anniversary of the date of issuance (the "Maturity Date"), together with all accrued and unpaid interest then outstanding.

          (b) No Prepayments. The Company may not prepay all or any portion of the outstanding principal amount of this Note at any time prior to the Maturity Date without the prior written consent of the holder of this Note, unless the Company shall issue, at the time of any such prepayment, a warrant to purchase for the Conversion Price (as defined below) at any time before the Maturity Date that number of shares of Common Stock into which that portion of the outstanding principal of the Note sought to be prepaid is then convertible, such warrant to be in form reasonably acceptable to the holder hereof.

          (c) Conversion. Notwithstanding any provision contained in this paragraph 2, the holder of this Note may convert ("Convert") all or any portion of the outstanding principal amount of this Note into Common Stock (a "Conversion") until such time as the entire principal amount of this Note has been paid or Converted.

          3. Transfer; Pro Rata Payment. The holder of this Note may not transfer all or any portion of this Note to any third party other than as permitted by the Purchase Agreement. To the extent any holder has transferred a portion of this Note as so permitted such that multiple persons each hold a portion of this Note, except as otherwise provided in the Purchase Agreement, all rights granted to the holder of this Note and all obligations of the holder of this Note shall accrue to such persons pro rata based upon the aggregate unpaid principal amount of this Note held by such persons, and all references to the holder of this Note herein shall include all such holders on such pro rata basis. Except as otherwise expressly provided in this Note, all payments to multiple holders of this Note (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of this Note held by each such holder. If any holder of this Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to this Note in excess of such holder's pro rata share of such payments obtained by all holders of this Note (other than as expressly provided herein), by acceptance of a portion of this Note each such holder agrees to purchase from the other holders of this Note a participation in the Note held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

          4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

          (a) Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company existing from time to time to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured and in any event including liabilities in respect of letters of credit and bankers' acceptances), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

          (b) Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, (ii) any payment made in respect of this Note shall be paid over to the holders of the Senior Indebtedness, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full and (iii) no claim or proof of claim shall be filed with the Company or on behalf of the holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs (i) an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof or (ii) an acceleration of any principal of or interest on this Note, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded so as to have no further force or effect, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note until three (3) months after the declaration of such event of default or notice from the holder of this Note of an acceleration thereof, as the case may be, or for such longer period of time as the Senior Indebtedness shall remain unpaid if the maturity of such Senior Indebtedness shall have been accelerated prior to the end of such three month period.

          (c) Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of paragraph 4(b) above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.
No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments of distributions to the holders of Senior Indebtedness to which the holder of this Note would be entitled except for the provisions of this paragraph 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

          (d) Undertaking. By its acceptance of this Note, the holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement (but only to the extent consistent with) the foregoing provisions of this paragraph 4.

          (e) Turnover of Improper Payments. If any payment shall be received by the holder of this Note in contravention of any of the terms hereof, such payment shall be held in trust for the benefit of the holder of the Senior Indebtedness and shall be paid over and delivered to the holder of the Senior Indebtedness, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full.

          (f) Rights not Subordinated. The provisions of this paragraph 4 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holder of this Note on the other hand. Nothing herein shall impair the

Company's obligation to the holder of this Note to pay to such holders both principal and interest in accordance with the terms of this Note. No provision of this paragraph 4 shall be construed to prevent the holder of this Note from exercising all rights and remedies otherwise available under this Note or under applicable law upon the occurrence of an Event of Default, subject to the rights of the holder or holders of the Senior Indebtedness as set forth above including but not limited to such rights to receive cash, assets, stock or obligations otherwise payable or deliverable to the holder of this Note. No provision of this paragraph 4 shall be construed to effect or limit in any way the right of the holder of this Note to Convert this Note at any time and from time to time prior to the payment of this Note in full. No provision of paragraph 4(a) shall be deemed to subordinate, to any extent, any claim or right of any holder of this Note to any claim against the Company by any creditor or any other Person except to the extent expressly provided in such paragraph.

          5.  Events of Default.

          (a) Definition. For purposes of this Note, an event of default (an "Event of Default") shall be deemed to have occurred if:

          (i) the Company fails to pay when due and payable (whether on a Quarterly Payment Date, the date of any Conversion, the Maturity Date or otherwise) the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note;

          (ii) the Company fails to perform or observe in any material respect any other provision contained in this Note or in the Purchase Agreement;

          (iii) any representation or warranty contained in the Purchase Agreement which survived the Closing and has not otherwise been terminated pursuant to Section 11.1 of the Purchase Agreement is false or misleading in any material respect on the date made or furnished;

          (iv) the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Significant Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Significant Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Significant Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Significant Subsidiary, or of any substantial part of the assets of the Company or any Significant Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Significant Subsidiary) relating to the Company or any Significant Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Significant Subsidiary and either (A) the Company or any such Significant Subsidiary, consent thereto or (B) such petition, application or proceeding is not dismissed within 60 days;

          (v) a judgment in excess of $250,000 is rendered against the Company or any Significant Subsidiary and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

          (vi) the Company or any Significant Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $250,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $250,000 to become due prior to its stated maturity.

          The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          (b) Consequences of Events of Default.

          (i) If any Event of Default of the type described in subparagraph 5(a)(i) has occurred and is not cured within 15 days, or if any Event of Default of the type described in 5(a)(ii) has occurred and is not cured within 30 days, or any other Event of Default has occurred and is continuing, the interest rate on this Note shall increase immediately to a rate equal to 10% per annum. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

          (ii) If an Event of Default of the type described in subparagraph 5(a)(iv) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holder of this Note, and the Company shall immediately pay to the holder of this Note all amounts due and payable with respect to this Note subject to the provisions of paragraph 4 hereof.

          (iii) If any Event of Default of the type described in subparagraphs 5(a)(i) or (ii) has occurred and continued for 15 days or 30 days, respectively, or any other Event of Default (other than under subparagraph 5(a)(iv)) has occurred and is continuing, the holders of this Note representing a majority of the aggregate principal amount of this Note then outstanding may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable subject to the provisions of paragraph 4 hereof and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable) owned by such holders. The Company shall give prompt written notice of any such demand to the other holders of this Note, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of this Note demand immediate payment of all or any portion of this Note, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such portion of this Note subject to the provisions of paragraph 4 hereof.

          (iv) Subject to the terms of the Purchase Agreement, each holder of this Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          (v) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

          6.  Conversion.

          (a) Optional Conversion. At any time and from time to time prior to the payment of this Note in full, the holder of this Note may Convert all or any portion of the outstanding principal amount of this Note into a number of shares of Conversion Stock (excluding any fractional share) determined by dividing the principal amount designated by the holder of this Note for Conversion by the Conversion Price then in effect. The holder of this Note shall send written notice to the Company of its intention to make an optional conversion of all or any portion of the outstanding principal amount of this Note at least five (5) days in advance of the date the holder intends to make such optional Conversion, which notice shall specify the portion of the outstanding principal amount of the Note to be converted and the effective date of such optional Conversion (the "Optional Conversion Date").

          (b) Mandatory Conversion. Effective immediately prior to the consummation of the Self-Tender Offer, that portion of the outstanding principal amount of this Note equal to the Mandatory Conversion Amount (as defined below) shall automatically be

Converted, without further action by the holder hereof, into a number of shares of Conversion Stock (excluding any fractional shares) determined by dividing the Mandatory Conversion Amount by the Conversion Price then in effect. If the Mandatory Conversion Amount at such time is less than the outstanding principal amount of this Note, on the last day of each March, June, September and December following the consummation of the Self-Tender Offer (each, a "Mandatory Conversion Date"), the holder of this Note shall Convert all or a portion of the outstanding principal amount of this Note equal to the Mandatory Conversion Amount as of such Mandatory Conversion Date into a number of shares of Conversion Stock (excluding any fractional shares) determined by dividing the Mandatory Conversion Amount as of such Mandatory Conversion Date by the Conversion Price then in effect, until the entire outstanding principal amount of this Note thereon has been paid or Converted. "Mandatory Conversion Amount" means, as of any date, an amount equal to (i) the number of shares repurchased by the Company in connection with the Self-Tender Offer plus any subsequent repurchases of Common Stock by the Company, multiplied by the Conversion Price in effect at the time of the consummation of the Self-Tender Offer or such repurchase, as the case may be, less (ii) the sum of all principal amounts previously Converted, provided that in no event shall such amount, as of any date, exceed the outstanding principal amount of the Note as of such date.

          (c)  Conversion Procedure.

          (i) Except as otherwise expressly provided herein, each Conversion of this Note shall be deemed to have been effected immediately prior to the consummation of the Self-Tender Offer or as of the close of business on an Optional Conversion Date or a Mandatory Conversion Date, as the case may be. At such time as such Conversion has been effected, the rights of the holder of this Note as such holder to the extent of the Conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such Conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (ii) If a Conversion of any portion of this Note is to be made in connection with a sale of the Company, the Conversion of any portion of this Note may, at the election of the holder hereof, be conditioned upon the consummation of the such sale of the Company, in which case such Conversion shall not be deemed to be effective until the consummation of such transaction.

          (iii) As soon as possible after a Conversion has been effected (but in any event within three (3) business days in the case of clause (A) below), the Company shall deliver, or shall cause its transfer agent to deliver, to the converting holder:

               (A) a certificate or certificates representing the number of shares of Conversion Stock (excluding any fractional share) issuable by reason of such Conversion in the name of the converting holder and in such denomination or denominations as the converting holder has specified, which certificate or certificates shall bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be sold or transferred unless and until they are registered under the Securities Act and all applicable state securities laws or unless exemptions from such registration are available at the time. In addition, the voting and transfer of such shares are subject to the terms of that certain Investment Agreement, dated as of June 6, 1996 among, inter alia, the Company and MFI Investors L.P. (the "Agreement"), including, without limitation, an irrevocable proxy granted to the Company pursuant to
          Section 6.3(e) of the Agreement in certain circumstances, and no voting or transfer of such shares shall be valid or effective if made in violation of the terms thereof. A copy of the Agreement will be furnished by the Company to the holder hereof upon written request and without charge."

               (B) subject to paragraph 4(b) hereof, payment in an amount equal to the sum of all accrued interest with respect to the principal amount Converted, which has not been paid prior thereto, plus any amount payable under subparagraph (iv) below.

          (iv) If any fractional share of Conversion Stock would, except for the provisions hereof, be deliverable upon Conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the Conversion Price of such fractional share as of the date of such Conversion.

          (v) The issuance of certificates for shares of Conversion Stock upon Conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such Conversion and the related issuance of shares of Conversion Stock. Upon Conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such Conversion shall be validly issued, fully paid and nonassessable.

          (vi) Except as permitted by the Purchase Agreement, the Company shall not close its books against the transfer of Conversion Stock issued or issuable upon Conversion of this Note in any manner which interferes with the timely Conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the Conversion of this Note (including, without limitation, making any filings required to be made by the Company).

          (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock (which can include treasury stock), solely for the purpose of issuance upon the Conversion of the Note, such number of shares of Conversion Stock issuable upon the Conversion of this Note. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

          (d) Conversion Price. The Conversion Price shall be $14.50 subject to adjustment as provided in subsection (e).

          (e) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase in the number of shares of Common Stock outstanding and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased so that the number of shares of Common Stock issuable upon conversion of this Note shall be decreased in proportion to such decrease in the number of shares of Common Stock outstanding.

          (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision (in form and substance reasonably acceptable to the holders of a majority of the principal amount of this Note then outstanding) to insure that each of the holders of this Note shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) shares of Conversion Stock immediately theretofore acquirable and receivable upon the Conversion of such holder's Note, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of such holder's Note had such Organic Change not taken place. In any such case, appropriate provision (in form and substance reasonably acceptable to the holders of a majority of the principal amount of this Note then outstanding) shall be made with respect to such holder's rights and interests to insure that the provisions of this paragraph 6 shall thereafter be applicable in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the Conversion of this Note (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon Conversion of this Note, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably acceptable to the holders of a majority of the principal amount of this Note then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (g)  Notices.

          (i) Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall send written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or declares a record date (A) with respect to any extraordinary dividend or distribution (other than regular quarterly cash dividends) upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Company shall use reasonable efforts to give at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

          7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the outstanding principal amount of this Note; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on this Note or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on this Note or (iii) the Conversion Price of this Note or the number of shares or the class of stock into which this Note is convertible, without the written consent of the holders at least 75% of the outstanding principal amount of this Note.

          8. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

          "Common Stock" means, collectively the Company's Common Stock, par value $1.00 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Conversion Stock" means shares of the Company's authorized but unissued Common Stock; provided that if there is a change such that the securities issuable upon Conversion of this Note are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon Conversion of this Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Person" means an individual, a partnership, a corpora tion, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Significant Subsidiary" means, with respect to any Person, a Subsidiary, including its Subsidiaries, which meets any of the following: (a) a Person's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of such Person and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, (b) a Person's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of such Person and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, or (c) a persons's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and the effect of a change in accounting principle of the Subsidiary exceeds 10 percent of the income of such Person and its Subsidiaries consolidated for the most recently completed fiscal year.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, part nership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          10.  Payments.   All payments to be made to the holders of this Note
shall be made in the lawful money of the United States of America in immediately available funds.

          11. Place of Payment. Payments of principal and interest shall be delivered to the holder of this Note at the following address:

                         MFI Investors L.P.
                         54 Morris Lane
                         Scarsdale, NY  10583

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

          12. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

          13. Usury Laws. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the Maturity Date of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

          14. No Stockholder Rights. Without limiting the rights granted to MFI Investors, L.P. pursuant to the Purchase Agreement, this Note shall not confer upon the holder of this Note or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the Company has executed and deliv ered this Note on June 6, 1996.
   ------------


                                    MARKET FACTS, INC.

                                    By: /s/ Glenn W. Schmidt
                                         Glenn W. Schmidt
                                         Executive Vice President